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                                PRELIMINARY COPY

                         BARRETT RESOURCES CORPORATION

       THIS REVOCATION OF CONSENT IS SOLICITED ON
      BEHALF OF THE BOARD OF DIRECTORS OF BARRETT
          RESOURCES CORPORATION ("BARRETT") IN
            OPPOSITION TO THE SHELL CONSENT
           SOLICITATION BY SHELL OIL COMPANY
          ("SHELL"), THROUGH ITS WHOLLY-OWNED
       SUBSIDIARY SRM ACQUISITION COMPANY ("SUB")

      The undersigned, a holder of shares of
      common stock, par value $.01 per share, of
      Barrett, is acting with respect to all the
      shares of common stock of Barrett held by
      the undersigned, and hereby revokes any and
      all consents that the undersigned may have
      given in respect of the following
      proposals:
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                                                  --
    PLEASE MARK VOTEAS IN THIS EXAMPLE.

 [X]
 THE BOARD OF DIRECTORS OF BARRETT UNANIMOUSLY
 RECOMMENDS A "REVOKE CONSENT" ON EACH PROPOSAL SET
 FORTH BELOW. PLEASE SIGN, DATE AND MAIL THIS
 CONSENT REVOCATION CARD TODAY.


 1. Proposal made by       2.Proposal made by
    Shell to remove,        Shell to elect each of
    without cause, all      Francis L. Durand, R.
    of the members of       W. Leftwich and
    Barrett's Board of      J. Hugh Roff, Jr.
    Directors in office     (together, the "Shell
    immediately prior to    Nominees") as a member
    the effectiveness of    of Barrett's Board of
    Shell's removal         Directors.
    action, including
    without limitation,
    Peter A. Dea, C.
    Robert Buford,
    Derrill Cody, James
    M. Fitzgibbons,
    Hennie L.J.M.
    Gieskes, William W.
    Grant, III and
    Philippe S.E.
    Schreiber.


                            REVOKE CONSENT[_]DO NOT REVOKE
                            CONSENT[_]ABSTAIN[_]

                            INSTRUCTIONS: To
                            revoke consent,
                            withhold revocation of
                            consent or abstain
                            from consenting to the
                            election of all the
                            persons named in the
                            above proposal, check
                            the appropriate box.
                            If you wish to revoke
                            the consent to the
                            election of certain of
                            the persons named
                            above, but not all of
                            them, check the
                            "Revoke Consent" box
                            and write the name of
                            each such person as to
                            whom you do not wish
                            to revoke consent in
                            the following space:

   REVOKE CONSENT[_]DO NOT REVOKE CONSENT[_]ABSTAIN[_]

   INSTRUCTIONS: To revoke
   consent, withhold
   revocation of consent
   or abstain from
   consenting to the
   removal of all the
   persons named in the
   above proposal, check
   the appropriate box. If
   you wish to revoke the
   consent to the removal
   of certain of the
   persons named above,
   but not all of them,
   check the "revoke
   consent" box and write
   the name of each such
   person as to whom you
   do not wish to revoke
   consent in the
   following space:

                            -----------------------

 Note: According to Shell, the effectiveness of Shell's Proposal 2 is subject to, and conditioned on, all members of Barrett's Board of Directors prior to the election of the Shell Nominees having been removed in accordance with Shell's
 Proposal 1 or otherwise having ceased to be directors of Barrett.


   ------------------------
 IF NO DIRECTION IS MADE WITH RESPECT TO ONE OR
 MORE OF THE FOREGOING PROPOSALS, OR IF YOU MARK
 EITHER THE "REVOKE CONSENT" OR "ABSTAIN" BOX WITH
 RESPECT TO ONE OR MORE OF THE FOREGOING
 PROPOSALS, THIS REVOCATION OF CONSENT WILL REVOKE
 ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO
 SUCH PROPOSALS.
                           Dated:__________________
                           ________________________
                           Signature
                           ________________________
                           Signature, if held jointly
                           ________________________
                           Title of Authority

                           Please sign exactly as
                           name appears hereon. If
                           shares are held
                           jointly, each
                           stockholder should
                           sign. When signing as
                           attorney, executor,
                           administrator, trustee,
                           guardian, corporate
                           officer, etc., give
                           full title as such.
                           Please sign, date and
                           mail your Revocation of
                           Consent promptly in the
                           enclosed postage-paid
                           envelope.

                           If you have any
                           questions or need
                           assistance, please
                           contact Innisfree M&A
                           Incorporated, which is
                           assisting Barrett in
                           this solicitation of
                           consent revocations.
                           Call toll free: (888)
                           750-5834.

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